Exhibit 10.7

NON-STATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into and effective as of this       day of                , 200   (the “Date of Grant”), by and between Nash Finch Company (the “Company”) and [NAME OF OPTIONEE] (the “Optionee”).

A.           The Company has adopted the Nash Finch Company 2000 Stock Incentive Plan (the “Plan”) authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant non-statutory stock options to employees and non-employee directors, consultants and independent contractors of the Company and its Subsidiaries (as defined in the Plan).

B.             The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

Accordingly, the parties agree as follows:

1.                                       Grant of Option.

The Company hereby grants to the Optionee the right, privilege, and option (the “Option”) to purchase                                     (            ) shares (the “Option Shares”) of the Company’s common stock, $1.66-2/3 par value (the “Common Stock”), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan.  The Option is not intended to be an “incentive stock option,” as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.                                       Option Exercise Price.

The per share price to be paid by Optionee in the event of an exercise of the Option will be $           .

3.                                       Duration of Option and Time of Exercise.

3.1                                 Initial Period of Exercisability.  The Option will become exercisable with respect to the Option Shares in five installments.  The following table sets forth the initial dates of exercisability of each installment and the number of Option Shares as to which this Option will become exercisable on such dates:

Initial Date of Exercisability	Number of Option Shares Available for Exercise

, 200
, 200
, 200
, 200
, 200

The foregoing rights to exercise this Option will be cumulative with respect to the Option Shares becoming exercisable on each such date, but in no event will this Option be exercisable after, and this

Option will become void and expire as to all unexercised Option Shares at, 4:30 p.m. Minneapolis, Minnesota time) on                    , 200   (the “Time of Termination”).

3.2                                 Termination of Employment or Other Service.

(a)                                  Termination Due to Death, Disability or Retirement.

(i)  In the event the Optionee’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability, this Option will become immediately exercisable in full and remain exercisable for a period of three years after such termination (but in no event after the Time of Termination).

(ii)  In the event the Optionee’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement, this Option will remain exercisable, to the extent exercisable as of the date of such termination, for a period of three years after such termination (but in no event after the Time of Termination).

(b)                                 Termination for Reasons Other Than Death, Disability or Retirement.  In the event that the Optionee’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or the Optionee is in the employ or other service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues in the employ of the Company or another Subsidiary), all rights of the Optionee under the Plan and this Agreement will immediately terminate without notice of any kind, and this Option will no longer be exercisable; provided, however, that if such termination is due to any reason other than voluntary termination by the Optionee or termination by the Company or any Subsidiary for “cause” (as defined in the Plan), this Option will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the Time of Termination).

3.3                                 Change in Control.

(a)                                  Impact of Change in Control.  If a Change in Control (as defined in the Plan) of the Company occurs, this Option, if it has been outstanding for at least six months, will become immediately exercisable in full and will remain exercisable until the Time of Termination, regardless of whether the Optionee remains in the employ or other service of the Company or any Subsidiary.  In addition, if a Change in Control of the Company occurs, the Committee, in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of this Option.

(b)                                 Limitation on Change in Control Payments.  Notwithstanding anything in this Section 3.3 to the contrary, if, with respect to the Optionee, acceleration of the vesting of this Option or the payment of cash in exchange for all or part of the Option Shares as provided above (which acceleration or payment could be deemed a “payment” within the meaning of Section

280G(b)(2) of the Code), together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), the payments to the Optionee as set forth herein will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if the Optionee is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that the Optionee will have the discretion to determine which “payments” will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax purposes), then this Section 3.3(b) will not apply, and any “payments” to the Optionee pursuant to Section 3.3(a) of this Agreement will be treated as “payments” arising under such separate agreement.

4.                                       Manner of Option Exercise.

4.1                                 Notice.  This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Secretary), of a written notice of exercise.  Such notice must be in a form satisfactory to the Committee, must identify the Option, must specify the number of Option Shares with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option.  Such notice must be accompanied by payment in full of the total purchase price of the Option Shares purchased.  In the event that the Option is being exercised, as provided by the Plan and Section 3.2 above, by any person or persons other than the Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.  As soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

4.2                                 Payment.  At the time of exercise of this Option, the Optionee must pay the total purchase price of the Option Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion, may allow such payment to be made, in whole or in part, by tender of a promissory note (on terms acceptable to the Committee in its sole discretion) or a Broker Exercise Notice or Previously Acquired Shares (as such terms are defined in the Plan), or by a combination of such methods.  In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value on the date of exercise of this Option.

5.                                       Rights of Optionee; Transferability.

5.1                                 Employment or Service.  Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or other service of the Optionee at any time, nor confer upon the Optionee any right to continue in the employ or other service of the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

5.2                                 Rights as a Shareholder.  The Optionee will have no rights as a shareholder unless and until all conditions to the effective exercise of this Option (including, without limitation, the conditions set forth in Sections 4 and 6 of this Agreement) have been satisfied and the Optionee has become the holder of record of such shares.  No adjustment will be made for dividends or distributions with respect to this Option as to which there is a record date preceding the date the Optionee becomes the holder of record of such shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

5.3                                 Restrictions on Transfer.  Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Optionee in this Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.  The Optionee will, however, be entitled to designate a beneficiary to receive this Option upon such Optionee’s death, and, in the event of the Optionee’s death, exercise of this Option (to the extent permitted pursuant to Section 3.2(a) of this Agreement) may be made by the Optionee’s legal representatives, heirs and legatees.

5.4                                 Breach of Confidentiality or Non-Compete Agreements.  Notwithstanding anything in this Agreement or the Plan to the contrary, and in addition to the terms set forth in Section 6.3 of this Agreement, in the event that the Optionee materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, including but not limited to those provided for in Section 6 of this Agreement, whether such breach occurs before or after termination of the Optionee’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Optionee under the Plan and this Agreement without notice of any kind.

6.                                       Optionee Covenants.

6.1                                 Competitive Activities.  Optionee agrees that, without the prior written consent of the Company, he or she will not alone or in any capacity (other than by way of holding shares listed on a stock exchange in a number not exceeding five percent of the outstanding class or series so listed) with any other person or entity:

(a)                                  directly or indirectly engage in the business of the wholesale distribution of food and related products, in competition with the Company or any Subsidiary, in association with or as an officer, director, employee, principal, agent or consultant of SUPERVALU, INC., Fleming Companies, Inc., Roundy’s, Inc., Spartan Stores, Inc., Merchants Distributors, Inc., Laurel Grocery Company, L.L.C. or any of their respective subsidiaries, affiliates or successors, as and where such business of the Company or any Subsidiary may then be conducted; provided, however, that this clause (a) shall not apply after a Change in Control; or

(b)                                 in any way interfere or attempt to interfere with the business of the Company or any Subsidiary whether by way of interfering with or disrupting the Company’s or any Subsidiary’s relationships with any of its or their current or potential vendors, suppliers, distributors or customers, or by doing or saying anything to disparage or cause injury to the business, reputation, management, employees, officers or directors or products or services of the Company or any Subsidiary; or

(c)                                  directly or indirectly, solicit for employment, employ or attempt to employ any employee of the Company or any Subsidiary.

6.2                                 Confidential Information.  Optionee agrees not to use, other than in connection with his or her employment with the Company or any Subsidiary, or disclose any Confidential Information to any person not employed by the Company or any Subsidiary or not authorized by the Company to receive such Confidential Information, without the prior written consent of the Company; and to use reasonable and prudent care to safeguard and protect and prevent the unauthorized disclosure of Confidential Information.  For these purposes, “Confidential Information” shall mean information, knowledge or data which is confidential and proprietary to the Company or any Subsidiary, whether or not trade secrets, or which the Company or any Subsidiary has an obligation to treat as confidential if furnished by another party.  It includes information relating to financial matters, business plans and to business as conducted or anticipated to be conducted, and to past or current or anticipated products or services.  It also includes, without limitation, information concerning technology, research, business development, purchasing, accounting, marketing, selling, processes, programs, trade “know how”, details of contracts, strategies, pricing practices, and business methods and practices, all relating in any way to the business of the Company or any Subsidiary and its or their customers, vendors, suppliers, distributors and other persons and entities with which the Company or any Subsidiary does business.  The foregoing obligation of confidentiality shall remain in effect for so long as the Confidential Information remains confidential.

6.3                                 Term of Optionee Covenants; Remedies for Breach.  Except as provided in Section 6.2 of this Agreement, the covenants contained in this Section 6 shall be effective during the term of the Option provided for herein, and for a period of one year following the earlier of the Time of Termination, or the date the Option ceases to be exercisable pursuant to the terms of Section 3.2 of this Agreement.  If any such covenant is breached, the Option shall be terminated in accordance with Section 5.4 of this Agreement; and, in addition to any other legal remedies as may be available to it, the Company shall be entitled to an immediate injunction from a court of competent jurisdiction to prevent the continuation of the breach without further having to show damage.

Further, in the event of a breach of the covenants contained in Section 6.1 of this Agreement, the Optionee shall pay to the Company the sum of all gains realized by him or her with respect to any exercise of the Option pursuant to Section 4.1 of this Agreement.  For this purpose, with respect to any single exercise of the Option, the “gain realized” shall equal (i) the difference between the Fair Market Value on the date the exercise of the Option is effective and the exercise price set forth in Section 2 of this Agreement, multiplied by (ii) the number of Option Shares purchased on such date.  Payment shall be made by the Optionee to the Company within 30 days after the date of written notice from the Company to the Optionee that such payment is due.

7.                                       Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or this Agreement, the Company will not be required to issue, and the Optionee may not sell, assign, transfer or otherwise dispose of, any Option Shares, unless (a) there is in effect with respect to the Option Shares a registration statement under the

Securities Act of 1933, as amended, and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Option Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

8.                                       Withholding Taxes.

The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the Option, including, without limitation, the grant or exercise of this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee’s notice of exercise of this Option.  In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

9.                                       Adjustments.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.

10.                                 Subject to Plan.

The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan.  The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan.  The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan.  In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

11.                                 Miscellaneous.

11.1                           Binding Effect.  This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

11.2                           Governing Law.  This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Minnesota, without regard to conflicts of laws provisions.  Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

11.3                           Entire Agreement.  This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

11.4                           Amendment and Waiver.  Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

11.5                           Severability.  Whenever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law.  If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid.  The remainder of this Agreement will also continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

The parties to this Agreement have executed this Agreement effective the day and year first above written.

NASH FINCH COMPANY

By:
		Its:	Senior Vice President, General Counsel & Secretary

By execution of this Agreement,	OPTIONEE
the Optionee acknowledges having
received a copy of the Plan.
(Signature)

(Name and Address)